SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



          Current Report Pursuant to Section to Section 13 or 15(d) of
                           The Securities Act of 1934



                                 Date of Report

                 (Date of earliest event reported): May 14, 1999




                        COLORADO WYOMING RESERVE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




             WYOMING                                       83-0246080
    (STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION
                                                            NUMBER)

  751 HORIZON COURT, SUITE 205                                81506
    GRAND JUNCTION, COLORADO                               (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE
            OFFICES)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (970) 255-9995

Item 4.        Changes in Registrant's Certifying Accountant.

               By letter dated May 14, 1999, PricewaterhouseCoopers LLP ("PwC") notified Colorado Wyoming Reserve Company (the "Company") that it was resigning as independent auditor of the Company. Neither of the audit reports from PwC for the last two fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to audit scope or accounting principles. The audit report for the fiscal year ended June 30, 1998 contained an explanatory paragraph describing the uncertainty as to the ability of the Company to continue operating as a going concern. The audit report for the year ended June 30, 1997, however, did not contain an explanatory paragraph referring to such uncertainty. In connection with its audits for the years ended June 30,1998 and 1997 and through the period ended March 14, 1999, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.


Item 7.        Exhibits.  Documents filed as part of this report:

Exhibit
Number         Description of Exhibit
------         ----------------------

  16 Letter, dated May 19, 1999, from PricewaterhouseCoopers LLP, pursuant to Item 304 (a)(3) of Regulation S-B under the Securites Exchange Act of 1934, as amended.




                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COLORADO WYOMING RESERVE COMPANY



Date:   May 19, 1999                    By:   /s/ Kim M. Fuerst
                                           -------------------------------------
                                              Kim M. Fuerst
                                              Chairman of the Board of Directors
                                              President, Chief Executive Officer
                                              Treasurer, Chief Financial Officer
                                              Director